Exhibit 99.1

OMNIVISION REPORTS RECORD REVENUES AND EARNINGS

FOR THIRD QUARTER OF FISCAL 2011

~ Third Quarter Revenues Grow 10.9% Sequentially and 69.3% Year-Over-Year ~

SANTA CLARA, Calif., — February 24, 2011 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal third quarter ended January 31, 2011.

Revenues for the third quarter of fiscal 2011 were $265.7 million, as compared to $239.5 million in the second quarter of fiscal 2011, and $156.9 million in the third quarter of fiscal 2010. GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2011 was $44.7 million, or $0.75 per diluted share, as compared to net income attributable to OmniVision Technologies, Inc. of $28.9 million, or $0.50 per diluted share in the second quarter of fiscal 2011, and net income attributable to OmniVision Technologies, Inc. of $5.0 million, or $0.09 per diluted share in the third quarter of fiscal 2010.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2011 was $51.0 million, or $0.84 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2011 was $34.2 million, or $0.58 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2010 was $10.8 million, or $0.20 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income attributable to OmniVision Technologies, Inc. to non-GAAP net income attributable to OmniVision Technologies, Inc. for the three and nine months ended January 31, 2011 and 2010 and for the three months ended October 31, 2010.

Gross margin for the third quarter of fiscal 2011 was 29.8%, as compared to 28.2% for the second quarter of fiscal 2011 and 24.6% for the third quarter of fiscal 2010. Benefitting from record demand for its products, the sequential increase in the Company’s third quarter gross margin reflected the favorable impact of an increase in revenues recorded on the sale of previously written-down inventory combined with a reduction in inventory valuation allowances. The Company ended the period with cash, cash equivalents and short-term investments totaling $498.9  million, an increase of $102.2 million from the previous quarter.

“For the second consecutive quarter we achieved record revenues, which exceeded the high point of our guidance. This accomplishment underscores the best-in-class performance of our image sensor technology and the resultant demand,” stated Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “With our recent announcement at the GSMA Mobile World Conference, we also delivered on our continuing commitment to drive industry-leading technology when we introduced our most advanced 8-megapixel image sensor built on our second-generation BSI technology, the OmniBSI-2tm architecture.”

Outlook

Based on current trends, the Company expects fiscal fourth quarter 2011 revenues will be in the range of $240 million to $260 million and GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.48 and $0.61 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.57 and $0.70 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-730-5769 (domestic) or 857-350-1593 (international) and entering passcode 30380177.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 18896387.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks and webcams, security and surveillance systems, digital still and video cameras, entertainment devices, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and earnings per share for the three months ending April 30, 2011 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the impact of general economic conditions; the Company’s ability to accurately forecast customer demand for its products; fluctuations of wafer manufacturing yields, manufacturing capacity and other manufacturing processes; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income  per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending April 30, 2011
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share attributable to OmniVision Technologies, Inc. common stockholders	$0.48	$0.61	$0.09	(1)	$0.57	$0.70

(1)          Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	January 31,	April 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$375,425	$234,023
Short-term investments	123,470	99,555
Accounts receivable, net of allowances for doubtful accounts and sales returns	119,079	74,261
Inventories	93,569	133,993
Refundable and deferred income taxes	10,209	1,990
Prepaid expenses and other current assets	7,313	9,380
Total current assets	729,065	553,202
Property, plant and equipment, net	115,402	121,547
Long-term investments	101,688	92,121
Goodwill	1,122	439
Intangibles, net	6,268	4,891
Other long-term assets	18,218	25,493
Total assets	$971,763	$797,693

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$98,333	$85,487
Accrued expenses and other current liabilities	16,185	19,506
Deferred revenues, less cost of revenues	16,619	10,661
Current portion of long-term debt	4,312	4,286
Total current liabilities	135,449	119,940
Long-term liabilities:
Long-term income taxes payable	84,283	90,626
Non-current portion of long-term debt	42,584	45,428
Other long-term liabilities	13,464	4,727
Total long-term liabilities	140,331	140,781
Total liabilities	275,780	260,721

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 69,345 shares issued and 56,804 outstanding at January 31, 2011 and 64,616 shares issued and 52,075 outstanding at April 30, 2010, respectively	69	65
Additional paid-in capital	512,097	441,077
Accumulated other comprehensive income	1,724	870
Treasury stock, 12,541 shares at January 31, 2011 and April 30, 2010, respectively	(178,683)	(178,683)
Retained earnings	360,776	270,253
Total OmniVision Technologies, Inc. stockholders’ equity	695,983	533,582
Noncontrolling interest	—	3,390
Total equity	695,983	536,972
Total liabilities and equity	$971,763	$797,693

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2011	2010	2011	2010
Revenues	$265,677	$156,935	$698,208	$445,839
Cost of revenues	186,464	118,396	499,593	339,668
Gross profit	79,213	38,539	198,615	106,171

Operating expenses:
Research, development and related	23,109	20,414	64,235	57,699
Selling, general and administrative	15,444	15,587	44,514	45,956
Total operating expenses	38,553	36,001	108,749	103,655

Income from operations	40,660	2,538	89,866	2,516
Interest expense, net	(318)	(145)	(952)	(593)
Other income, net	1,768	2,881	2,840	3,672
Income before income taxes	42,110	5,274	91,754	5,595

Provision for (benefit from) income taxes	(2,608)	467	1,263	2,616
Net income	44,718	4,807	90,491	2,979
Net loss attributable to noncontrolling interest	—	(143)	(32)	(199)
Net income attributable to OmniVision Technologies, Inc.	$44,718	$4,950	$90,523	$3,178

Net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.80	$0.10	$1.66	$0.06
Diluted	$0.75	$0.09	$1.56	$0.06

Shares used in computing net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	56,174	51,273	54,541	50,870
Diluted	59,936	52,554	58,205	52,007

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended
	January 31,		January 31,		October 31,
	2011	2010	2011	2010	2010
GAAP net income attributable to OmniVision Technologies, Inc.	$44,718	$4,950	$90,523	$3,178	$28,867
Add:
Stock-based compensation in cost of revenues	472	758	1,527	2,190	522
Stock-based compensation in research, development and related expenses	2,350	2,595	7,406	7,753	2,492
Stock-based compensation in selling, general and administrative expenses	2,015	2,671	6,161	8,282	2,108
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	1,435	(134)	1,999	(152)	251
Non-GAAP net income attributable to OmniVision Technologies, Inc.	$50,990	$10,840	$107,616	$21,251	$34,240

GAAP provision for income taxes	$(2,608)	$467	$1,263	$2,616	$2,090
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	1,435	(134)	1,999	(152)	251
Non-GAAP provision for (benefit from) income taxes	$(4,043)	$601	$(736)	$2,768	$1,839

Non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.91	$0.21	$1.97	$0.42	$0.63
Diluted	$0.84	$0.20	$1.83	$0.40	$0.58

Shares used in computing non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	56,174	51,273	54,541	50,870	54,235
Diluted	60,634	53,421	58,942	52,525	58,686

Contact Information
Investor Relations:
Brian M. Dunn
OmniVision Technologies, Inc.
Ph: 408.653.3263